Exhibit 10.7

AMENDMENT #3 TO FIELD SERVICES AGREEMENT

This Amendment #3 to Field Services Agreement (this “Amendment”) is entered into effective as of the 30th day of January, 2007 (the “Effective Date”), by and between TXU Electric Delivery Company, a Texas Corporation (“TXU ED”), and InfrastruX Energy Services Group LP, a Delaware limited partnership (“IES”). TXU ED and IES are also referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Field Services Agreement, dated June 24, 2006, as amended pursuant to the Amendment to Field Services Agreement dated August 15, 2006 and as further amended by that certain Amendment #2 to Field Services Agreement, dated December 28, 2006 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions herein set forth, the Parties agree as follows.

AGREEMENT

1. Amendment. The reference to “January 30, 2007” in clause (a) of Section 1.2 shall be amended to read “March 31, 2007”.

2. Full Force and Effect. Except as specifically amended and modified hereby, the Agreement shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in several counterparts, each of which is an original and all of which constitute one and the same instrument.

4. Governing Law. This Amendment and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Texas, without giving effect to any choice or conflicts of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Texas.

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the Effective Date. This Amendment shall not become effective as to either Party unless and until executed by both Parties.

TXU ELECTRIC DELIVERY COMPANY
By:	/s/ Rob D. Trimble
Name:	Rob D. Trimble
Title:	President & Chief Operating Officer

INFRASTRUX ENERGY SERVICES GROUP LP
By:	InfrastruX Energy GP, LLC, its general partner
By:	InfrastruX Group, Inc., its member
By:	/s/ Paul G. Smith
Name:	Paul G. Smith
Title:	Director

By:	TXU Asset Services Group Management LLC, its general partner
By:	/s/ Rob D. Trimble
Name:	Rob D. Trimble
Title:	President & Chief Operating Officer